AquaBounty Technologies, Inc.
Intended Delisting and Cancellation of Ordinary Shares from London Stock Exchange
MAYNARD, Massachusetts, April 7, 2017 - AquaBounty Technologies, Inc. (NASDAQ: AQB; AIM: ABTU) (“AquaBounty” or the “Company”), a biotechnology company focused on enhancing productivity in the aquaculture market and a majority-owned subsidiary of Intrexon Corporation (NYSE: XON), announces today that, following its listing on the NASDAQ Capital Market (“Nasdaq”) in January 2017, it has made an application to the London Stock Exchange plc (the “LSE”) to cancel the admission to trading of the Company’s shares on AIM, a market of the LSE (“AIM”) (the “Cancellation”). In conjunction with the Cancellation, AquaBounty has also decided to terminate its UK domestic depositary interest (“DI”) facility (“DI Facility”).
The Cancellation will be subject to approval by the Company’s shareholders at its Annual General Meeting to be held on 23 May 2017 (“AGM”), requiring the consent of not less than 75% of votes cast by the shareholders at the AGM. A form of proxy is expected to be posted to shareholders around 17 April 2017 in relation to this resolution, together with other normal business of the AGM. The AGM is to be held at 8:30 am ET at the Bostonian Hotel, 26 North Street, Boston, Massachusetts 02109.
In accordance with AIM Rule 41, AquaBounty is required to give at least 20 business days’ notice of the intended Cancellation.
AquaBounty’s proposed date of cancellation is therefore 1 June 2017. Subject to the delisting resolution being passed, it is expected that trading on AIM in the Shares will cease at the close of business on 31 May 2017 with the Cancellation becoming effective from 7:00 a.m. BST on 1 June 2017.
AquaBounty will continue to trade under the symbol AQB on Nasdaq.
Reasons for the Cancellation
The members of the board of directors of AquaBounty (the “Directors”) have decided to apply for the Cancellation on a voluntary basis for the following reasons:

•	Only a small amount of trading in the Company’s shares is conducted on AIM.

•
The cost of complying with AIM rules is duplicative of Nasdaq market rules, and the Company sees advantages in reducing its costbase as it progresses its commercialisation strategy, which remains unchanged.

•	Internal financial and legal staff time for compliance with AIM rules is duplicative of that for Nasdaq market rules.

•	The Company’s shares will still be tradeable on the Nasdaq market.
The Directors consider the Cancellation and approval of the related resolution to be in the best interests of the Company and its members as a whole. The Directors therefore unanimously recommend that you vote in favour of the Cancellation Resolution.
Effect of the Cancellation
Shareholders will no longer be able to buy and sell Shares on AIM following the Cancellation. In addition, as explained in more detail below under “Information for holders of DIs,” AquaBounty’s DI Facility will be terminated in conjunction with the Cancellation.
Following the Cancellation, AquaBounty will no longer be required to comply with the continuing obligations set out in the AIM Rules or the EU Market Abuse Regulation. In addition, AquaBounty will no longer be subject to the provisions of the UK Disclosure Guidance and Transparency Rules relating to the disclosure of changes in significant shareholdings in the Company. AquaBounty will continue to be subject to the rules and regulations of the US Securities and Exchange Commission, the Nasdaq Stock Market rules (the “Nasdaq Rules”), and all other laws, rules, and regulations applicable to a company with shares listed on Nasdaq and incorporated in the US.
As AquaBounty has to date complied principally with the corporate governance requirements outlined in the Nasdaq Rules, the Company does not expect there to be any material change in its corporate governance procedures as a result of the Cancellation, such as the proportion of independent directors present on its board. The Company will cease to have an independent nominated adviser appointed.

Information for holders of DIs
AquaBounty had previously put in place a DI Facility to give investors the option to hold interests in such Shares through CREST in the form of DIs. Under the DI Facility, book-entry interests in respect of Shares are credited to the DTC participant account of Computershare Trust Company, N.A. (“CTC”), as custodian, and corresponding DIs are issued by Computershare Investor Services PLC (“CIS”), as depositary and issuer of the DIs, to CREST accounts nominated by the investor. In conjunction with the proposed Cancellation, the DI Facility will be terminated. AquaBounty has instructed CIS as the depositary to terminate the DI Facility with effect from the close of business on 31 May 2017 (the “DI Facility Termination Date”). Consequently, and in accordance with the terms of the deed poll executed in respect of AquaBounty’s DIs, CIS will provide 30 days’ notice of termination to all DI holders.
Prior to the DI Facility Termination Date, any DI holder may continue to direct their broker to complete a CREST Stock Withdrawal in order for their DIs to be cancelled by CIS and for book-entry interests in respect of the underlying Shares to be transferred from the DTC participant account of CTC to the account of their designated DTC participant.
Any DIs remaining in the DI Facility as at the DI Facility Termination Date will automatically be cancelled and replaced through CREST on or shortly after the DI Facility Termination Date with CREST depository interests (“CDIs”) representing the same number of underlying Shares. Such underlying Shares will, from this time, be held by CREST International Nominees Limited, as custodian in the DTC clearance system for Euroclear UK & Ireland Ltd. (“Euroclear”) as the depository and issuer of the CDIs.
AquaBounty will cover all cross-border DI cancellation fees typically charged by CIS in respect of the cancellation of DIs up to and including the close of business on 31 May 2017. After that date, any such fees will be payable by the relevant DI holders.
Investors in AquaBounty who convert their DIs or CDIs to Shares that are to be held by a DTC participant will be able to trade those Shares on Nasdaq.
Investors in AquaBounty who do not take the necessary action to cancel their DIs and take receipt of the Shares into an account of a DTC participant by the DI Facility Termination Date will have their DIs automatically converted to CDIs. Holders of CDIs will continue to be able to trade the Shares on Nasdaq by requesting the cancellation of the CDIs and the release of the underlying Shares from the DTC participant account of CREST International Nominees Limited to the account of their designated DTC participant (in accordance with Euroclear’s standard protocols).
DI holders should contact their nominee, stockbroker, bank, or other agent to obtain further information on how the Cancellation will impact them and their ability to hold CDIs and/or to trade their Shares on Nasdaq.
Expected timetable

•	11 April 2017 - 31 May 2017 (inclusive) - Cross-border DI cancellation fees to be covered by AquaBounty.

•	23 May 2017 - The AGM at which, inter alia, the Cancellation resolution will be proposed.

•
31 May 2017 - The expected last day of dealings in the Shares on AIM. It is also the last date for DI holders to trade on AIM or to direct a transfer of book-entry interests in respect of the underlying Shares to the account of a DTC participant. The DI Facility terminates at Close of Business on this date.

•	1 June 2017 - The expected cancellation of the Company’s admission to trading on AIM at 7:00 am BST.

•
2 June 2017 - The expected date for the issuance of CDIs representing Shares where DI holders have not requested cancellation of their DIs and directed a transfer of the book-entry interests in respect of the underlying Shares to the account of a DTC participant.

For more information, please visit www.AquaBounty.com, or contact:
Enquiries:
Generally
AquaBounty Technologies, Inc.
Dave Conley, Corporate Communications    +1 613 294 3078
AIM Investors
Stifel Nicolaus Europe Limited
Stewart Wallace    +44 20 7710 7600
Luther Pendragon
Harry Chathli, Claire Norbury    +44 20 7618 9100

3